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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                   Form 8-K



                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               November 1, 1999
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               (Date of Report: Date of earliest event reported)


                                EZCONNECT, INC.
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      (Exact name of registrant as specified in its charter)


          NEVADA                     0-27249            87-0284731
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(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)
 of incorporation)



                716 East 4500 South, Suite N-142, Murray UT 84107
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                    (Address of principal executive office)



Registrant's telephone number, including area code: (801) 270-9711
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                                     N/A
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        (Former name or former address, if changed since last report)











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                              ITEM 5. OTHER EVENTS

     On November 2, 1999, EZConnect, Inc. (the "Registrant") entered into an agreement with Prudential California Realty, an independently owned and operated member of Prudential Real Estate Affiliates, Inc., to jointly market the Registrant's services through a co-branding arrangement. The Registrant, through a proprietary web based system, offers customers the ability to change their utilizes services electronically. The marketing agreement allows the parties to create links between their two web sites and jointly promote other products. Prudential California Realty consists of approximately 3,300 Realtors operating from 110 office. In addition, Prudential California Realty, through its ownership interest in Orange Coast Title handles in excess of 10,000 closings per month.

     Under the terms of the Marketing and Service Agreement the Registrant will pay for the services performed (i) an option to purchase up to one hundred seventy thousand (170,000) shares of the Registrant's common stock, par value $0.001 per share (the "Common Stock") at any time within two years from the date of the agreement at an exercise price of one dollar and forty seven cents ($1.47) per share; (ii) an option to purchase up to four hundred thirty three thousand (433,000) shares of Common Stock any time within two years from the date of the agreement at an exercise price equal to the ten day average closing bid price for shares of common stock immediately prior to the date of the agreement, and (iii) Prudential shall receive sixty percent (60%) of all transaction fees derived from use of the Registrant's system and products when used at Prudential or its related title company Orange Cost
Title.   The shares of common stock receivable on exercise of the above described options will carry standard "piggy back" registration rights. The exercise price for the option to purchase one hundred seventy thousand (170,000) shares will be reduced by five dollars ($5.00) per transaction for every client, entity or organization who uses the Registrant's system to change their utilities where such client was referred to the Registrant or used the Registrant's system set up through Prudential, its sister companies and any client obtained through the marketing efforts of Prudential.

     In addition, Ed Krafchow, the president of Prudential, was appointed to the Registrant's board of directors to serve until the Registrant's next annual shareholder meeting and until his successor is duly elected and qualified. Mr. Krafchow will receive options to purchase up to fifty thousand (50,000) shares of Common Stock at an exercise price equal the ten day average closing bid price for shares of common stock immediately prior to the date of the agreement. The exercise period of the options is five years. Mr. Krafchow's options standard "piggy back" registration rights and if permitted be included in any registration statement on form S-8.

 ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS, AND EXHIBITS

(b)(1)  Pro Forma Financial Statements.

Not applicable.

(c)(1)  Exhibits.  The following exhibits are included as part of this report:

            SEC
Exhibit     Reference
Number      Number      Title of Document                        Location
-------     ---------   -----------------                        --------
  10         10.01      Marketing and Service Agreement
                        dated November 1, 1999                   This Filing

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


Date:     November 4, 1999                   /S/Frank Gillen, Chief Financial
                                         Officer